UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):
August 7, 2007

PINNACLE AIRLINES CORP.

(Exact Name of Registrant as Specified in Charter)

(State or other jurisdiction	(Commission	(I. R. S. Employer
of incorporation or organization)	File Number)	Identification No.)
Delaware	001-31898	03-0376558

(Address of principal executive offices)	(Zip Code)
1689 Nonconnah Blvd, Suite 111 Memphis, TN	38132

Registrant’s telephone number, including area code
(901) 348-4100

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
On August 8, 2007, the Company issued a press release announcing that its Board of Directors had authorized a new share repurchase program to acquire up to $10 million of the Company’s outstanding common stock, which represents approximately 0.7 million shares of common stock. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.
On August 7, 2007, Pinnacle Airlines, Inc., a wholly owned subsidiary of Pinnacle Airlines Corp., issued a press release to report, among other things, its passenger and traffic levels for July 2007. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K.
Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits
     (c) Exhibits:

Exhibit
Number	Description
99.1	Press release issued by Pinnacle Airlines Corp. dated August 8, 2007
99.2	Press release issued by Pinnacle Airlines, Inc. dated August 7, 2007

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PINNACLE AIRLINES CORP. (Registrant)
By:	/s/ Peter D. Hunt
Peter D. Hunt
Vice President and Chief Financial Officer

August 13, 2007